Exhibit 10.9

Strategic Cooperation Agreement

Party A: Guangxi Xiaobei Intelligent Equipment Co., Ltd. (hereinafter referred to as “Party A”)

Contact information: Song Daoshao

Address: Building 1, 1-2,Block GA, Light Industry Park, Min’an Town, Beiliu City, Yulin City, Guangxi Zhuang Autonomous Region

Party B: Guangxi Yulin Kingtitan Technology Co., Ltd. (hereinafter referred to as “Party B”)

Contact information: Guo Qi

Address:: Guangxi Yulin Kingtitan Technology Park, North Industrial Park, Yulin, Guangxi, China

Based on good trust and long-term development strategy considerations, Party A and Party B decided to join forces and work together to cooperate on the processing of Kingtitan environmentally friendly non-explosive tires. Both parties have formed an in-depth strategic partnership with excellent corporate concepts and professionalism, and in the spirit of cooperation of “mutual benefit, mutual benefit, stability, long-term, efficient, and high quality”. After friendly consultations between the two parties, the following consensus has been reached:

1.0 Cooperation Program

1.1 Purpose of cooperation

The purpose of cooperation between Party A and Party B is to create a win-win and sustainable development strategic partnership through close cooperation between the two parties.

1.2 cooperative target

Both parties believe that this strategic cooperation can help both parties further improve overall operational efficiency, reduce operating costs, improve and enhance the process technology, product quality and development sequence of air-free environmentally friendly tire-related products, and realize the future market expansion strategies of both parties. Gain market share and create greater business value for both parties.

1.3 Cooperation content

1.3.1 Party A determines that Party B will be its strategic partner for its urban shared electric vehicle travel products, including non inflating, environmentally friendly, open type, non explosive tires and related accessories.

1.3.2 Party A and Party B will provide more than 50,000 shared electric vehicle tires over the next five years which based on purchase and sales orders. Provide cities with safer, smarter, more efficient, and more environmentally friendly travel products.

1.3.3 Party B promises to provide airless and environmentally friendly open-type non-pneumatic tires, which in accordance with environmental requirements, and to obtain SGS environmental certification and tire products from the People’s Insurance Company of China to underwrite product liability insurance.

1.3.4 The appearance color of the tire shall be produced in accordance with the color number specified by Party A.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

1.4 Term cooperation

The cooperation period between the two parties is five years, from October 8, 2022 to October 7, 2027.

2.0 Rights and obligations of both parties

Both parties in the strategic cooperation need to work together to achieve the expected results, so the rights and obligations of both parties need to be stipulated as follows:

2.1 Rights of both parties A and B

(1) Both Party A and Party B have the right to require the other party to provide services as agreed;

(2) Both Party A and Party B have the right to seek economic compensation from the defaulting party for economic losses caused by the breach of the relevant agreements and confidentiality obligations;

2.2 Obligations of both parties

(1) Party A and Party B shall fulfill their obligations as scheduled in accordance with this agreement;

(2) Party A and Party B have the obligation to provide relevant technical support to each other;

(3) Party A and Party B shall fully utilize their industry influence and strategic partnership to provide relevant orders for the products of both parties;

(4). Party A and Party B have the obligation to keep confidential the technical and commercial secrets provided to each other;

(5). For new products designed by both parties, both parties shall provide various technical support, including sampling, production, quality inspection, etc.

3.0 Agreement attachment

If there are any imperfections in the cooperative business and related commercial terms under this agreement, both parties will issue a separate written explanation after friendly negotiation, which will be an attachment to this agreement and shall be an integral part of this agreement. Unless otherwise specified, all terms of this Agreement shall also apply to the attachments to the Agreement. If the terms in the attachment conflict with this Agreement, the instructions in the attachment shall prevail. The specific matters concerning a certain cooperation content between the two parties, including work processes, cooperation time, settlement models, and issues that need to be discussed together and of common concern, will be signed in the attachment after friendly negotiation and agreement between the two parties.

4.0 Force majeure

4.1 If there is a force majeure event occurs that seriously obstructs either party from fulfilling its contractual obligations, and such force majeure event makes it impossible to achieve the purpose of the contract, the party shall notify and inform the other party without any delay of the extent to which its performance of contractual obligations or partial performance of contractual obligations is affected, and provide authoritative proof.

4.2 If this agreement needs to be terminated earlier for the reasons of either party A or B, the party terminating the agreement needs to apply in writing to the other party three months in advance.

GUANGXI YULIN KINGTITAN TECHNOLOGY CO,. LTD.

5.0 Representations and Warranties

5.1 Party B’s statement and warranty to Party A

Party B is a legally established and validly existing company;

Party B has the business qualifications that the scope of business cooperation complies with relevant national laws and regulations.

5.2 Party A’s statement and warranty to Party B

Party A is a legally established and validly existing company;

Party A has the business qualifications that the scope of business cooperation complies with relevant national laws and regulations.

6.0 Privacy Policy

Without the written consent of the other party, neither party shall disclose the contents of this agreement and all related matters related to products, technology, design, etc. to any third party in any way. This confidentiality clause shall not be invalid due to the termination of cooperation between both parties. This confidentiality clause shall remain binding on both parties for a period of two years after the termination of the cooperation. The complying party has the right to make a claim against the leaking party, and the amount of the claim shall not be less than twice the actual economic loss.

7.0 Other

This cooperation agreement shall come into effect from the date of signature and seal by both parties. This agreement is made in duplicate, with each party holding one copy and having equal legal effect.

8.0 Dispute Resolution

All disputes arising from or in connection with the execution of this agreement shall be resolved through friendly consultation between Party A and Party B. If the dispute cannot be resolved after consultation, either party may file a lawsuit with the court located in Party A.

Party A:

Company stamp: /s/ Guangxi Xiaobei Intelligent Equipment Co., Ltd.

Stamp date:

Signature of legal person or authorized representative: Daoshao SONG

Signature date: October 8, 2022

Party B:

Company stamp: /s/ Guangxi Yulin Kingtitan Technology Co., Ltd.

Stamp date:

Signature of legal person or authorized representative: /s/ Qi GUO

Signature date: October 8, 2022

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